Exhibit 25
                      LETTER OF TRANSMITTAL
                               for
                        Tender of Shares
         of Common Stock, par value $0.01 per share, of

                    CALLOWAY'S NURSERY, INC.

           in Exchange for $.90 per share in Cash from

                    CALLOWAY'S NURSERY, INC.

             Pursuant to the Odd-Lot Purchase Offer
                 dated as of November 20, 2003.


     List below the certificates for shares of the common stock of Calloway's Nursery, Inc., to which this Letter of Transmittal relates. If the space below is inadequate, the certificate number and number of shares should be listed on a separate signed schedule affixed hereto.

                     Box I            DESCRIPTION OF SHARES SURRENDERED
            Name and          Certificate        Number of
         Address(es) of        Number(s)         Shares of
           Registered           (Attach        Common Stock
            Holder(s)       additional list   Represented by
         (Please fill in     if necessary)     Certificates
       exactly as name(s)
            appear on
         Certificate(s))





                              Total Shares
                             (certificated)


     Please mail or deliver this Letter of Transmittal, together with the certificate(s) representing your shares of common stock of Calloway's Nursery, Inc. to Calloway's Nursery Inc., at the following address:

                    Calloway's Nursery, Inc.
                 4200 Airport Freeway, Suite 200
                  Fort Worth, Texas 76117-6200
                     Attention: Dan Reynolds

 For information, contact Calloway's Nursery, Inc. at (817) 222-
                              1122.

UNLESS AND UNTIL CERTIFICATES EVIDENCING SHARES OF COMMON STOCK, IF APPLICABLE, ARE RECEIVED BY CALLOWAY'S NURSERY, INC., NO PORTION OF THE CONSIDERATION PAYABLE PURSUANT TO THE ODD-LOT PURCHASE OFFER SHALL BE PAID TO THE HOLDER(S) OF THE CERTIFICATE(S) SURRENDERED HEREWITH. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.


Ladies and Gentlemen:

     In connection with the Odd-Lot Purchase Offer, dated November 20, 2003 (the "Purchase Offer"), by Calloway's Nursery, Inc. (the "Company"), any holder of record of not more than 100 shares of common stock, par value $0.01 per share (the "Shares"), may tender all such Shares in exchange for the consideration payable pursuant to the Purchase Offer (the "Consideration"). Any stock certificates evidencing any Shares are referred to herein as ("Certificates.")

     The  undersigned represents and warrants to the Company that
(i)  the  undersigned is the true and lawful owner of the Shares,
(ii) the undersigned has the full capacity, power and authority to exchange the Shares as provided herein, free and clear of all liens, restrictions and encumbrances of any kind whatsoever,
(iii) the Shares are not and will not be subject to any adverse claim and (iv) the undersigned does not hold of record any Shares other than those tendered hereby. The undersigned agrees to execute and deliver, upon request, any additional documents or instruments deemed by the Company to be necessary or desirable to complete the exchange of the Shares for the Consideration. The undersigned hereby irrevocably appoints the Company as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Certificates, with the full power of substitution (such power being deemed to be an irrevocable power coupled with an interest, as the undersigned's agent, of the Consideration. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, estates, successors and assigns of the undersigned.

     The undersigned understands and agrees that the method of delivery of the Shares and this Letter of Transmittal is at the election and risk of the holder of the Shares. If delivery of the Shares is by mail, registered mail with return receipt requested, properly insured, is recommended.

     The undersigned understands that surrender of the Shares will not be made in acceptable form until receipt by the Company of this Letter of Transmittal, or a reproduction hereof, duly completed and signed, together with all accompanying evidences of authority in a form satisfactory to the Company. All questions as to validity, form and eligibility of any surrender of Shares hereunder will be determined by the Company and such determination shall be final and binding.

     The undersigned understands that the payment of the Consideration for the Shares will be made as promptly as practicable by the Company after surrender of the Shares is made in acceptable form and that in no event will the undersigned receive any interest on the Consideration.

     The undersigned hereby acknowledges that the undersigned has read the Instructions accompanying this Letter of Transmittal.



     The undersigned authorizes and instructs the Company to pay or deliver (pursuant to, and as adjusted by, the terms of the Purchase Offer) the Consideration to which the undersigned is entitled to the registered holder(s) appearing under Box I "Description of Certificate(s) Surrendered" (unless a different name is indicated in Box II "Special Registration and Payment Instructions" below), for delivery by mail to the address shown in Box I above (unless a different address or method of payment is indicated in Box II "Special Registration and Payment Instructions" or Box III "Special Delivery Instructions" below).

Box II                           Box III
   SPECIAL REGISTRATION AND              SPECIAL DELIVERY
     PAYMENT INSTRUCTIONS                  INSTRUCTIONS
(To be completed ONLY if the (To be completed ONLY if check for the Consideration is (i) delivery of the check for to be made payable in the name the Consideration is to be of someone other than the mailed to someone other than name(s) of the registered the undersigned, or to the holder(s) appearing under undersigned to an address other
Box    I    "Description    of   than   the   address   appearing
Certificate(s) Surrendered.")    under  Box  I  "Description   of
                                 Certificates Surrendered.")

Make check payable to and mail   Mail    the   check   for    the
to:                              Consideration to:


Name:                            Name:
        (Please Print)                    (Please Print)
Address:                         Address:


(City)     (State)     (Zip)     (City)     (State)      (Zip)




 (Taxpayer Identification or
     Social Security No.)
    (In Addition, Complete
     Substitute Form W-9)








Box IV
 By executing this Letter of
 Transmittal, the undersigned
hereby delivers to the Company
      for payment of the
 Consideration the securities
indicated in the box entitled
"Description of Certificate(s)
        Surrendered."

          SIGN HERE
(In Addition, Complete Substit
ute Form W-9)




(Signature(s) of Registered Ho
lder(s))

Dated:                  , 2003

Name(s):


     (Please Print or Type)

Capacity (list full title):
(Title of signer if acting in
a representative capacity)

Address:


(City)     (State)       (Zip)

Area Code and Telephone
Number:  (___)


  Taxpayer Identification or
    Social Security Number


                          INSTRUCTIONS

   FORMING PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF
                           TRANSMITTAL

     1.   Use of Letter of Transmittal

     . This Letter of Transmittal, properly completed and duly executed, together with the surrendered Certificates and any other documents required by this Letter of Transmittal, should be sent by mail or overnight courier or delivered by hand to the Company, in each case at the address set forth on the front page of this Letter of Transmittal, in order to make an effective surrender.

     The Certificates for all Shares surrendered, as well as a properly completed and duly executed Letter of Transmittal and any  other documents required by the Letter of Transmittal,  must be received by the Company at the address set forth in the Letter of Transmittal for delivery to be effected and the appropriate
person  to  be  eligible  to  receive  the  Consideration.    The
Consideration will be paid in exchange for the Shares surrendered pursuant to the Purchase Offer in all cases only after receipt by the Company of the Certificates, a properly completed and duly executed Letter of Transmittal and all other required documents.

     The method of delivery of all documents is at the option and risk of the undersigned and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

     2.   Inadequate Space

     . If the space provided in Box I "Description of Certificates Surrendered" above is inadequate, the certificate numbers and number of shares of the Common Stock being delivered should be listed on a separate signed schedule affixed hereto.

     3. Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

     (a) If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered herewith, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever, unless such Certificate(s) has been transferred by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the Certificate(s).

(b) If any Shares tendered with the Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.
(c) If any Shares are registered in different names on different Certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary or required documents as there are different registrations of Certificates.
(d) When this Letter of Transmittal is signed by the registered holder(s) of the Shares listed as being surrendered, the Shares do not need to be endorsed and separate stock powers are not required.
(e) If this Letter of Transmittal or any Certificate, exercise agreement, proxy or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Company of their authority to so act must be submitted.
     4.   Backup Withholding

     .   If a holder does not return a Substitute Form W-9 or  is
not exempt from backup withholding, the Company is entitled to deduct and withhold from the Consideration otherwise payable after the Effective Time to any holder of Shares any amounts that the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986 (as amended, the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are withheld, the withheld amounts shall be treated for all purposes as having been paid and issued to the holder of the Shares in respect of which such deduction and withholding was made.

     5.   Special Issuance and Special Delivery Instructions

     . If the Consideration is to be paid to a person other than the person(s) signing the Letter of Transmittal then Box II must be completed. If the Consideration is to be mailed to someone other than the person(s) signing the Letter of Transmittal, or to the person(s) signing the Letter of Transmittal at an address other than that shown above, then Box III must be completed.

     6.   Irregularities

     . All questions as to the form of documents and the validity of Shares will be resolved by the Company, in its sole discretion, whose determination shall be final and binding. The Company reserves the absolute right to reject any deliveries of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Company, or its counsel, be unlawful. The Company reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Shares.

     7.   Mutilated, Lost, Stolen or Destroyed Certificates

     . Any holder whose Certificate(s) have been mutilated, lost, stolen or destroyed should complete this Letter of Transmittal and attach a letter indicating that the Certificate(s) has/have been mutilated, lost, stolen or destroyed and mail or otherwise deliver both to the Company at the address set forth on the front of this Letter of Transmittal. The holder will then be instructed as to the steps the holder must take in order to receive the Consideration.

     8.   Requests for Assistance or Additional Copies

     .   Requests for assistance or for additional copies of this
Letter of Transmittal may be directed to the Company at the address or the telephone number set forth on the cover of this Letter of Transmittal.

     9.   Substitute Form W-9

     . Under federal income tax laws, each holder surrendering Shares is required to provide the Company with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is provided under "Important Tax Information" below, and to indicate if such holder is not subject to backup withholding by signing and dating the Substitute Form W-9. Failure to provide the information on the form may subject the surrendering holder(s) to a $50 penalty imposed by the Internal Revenue Service and backup withholding taxes in an amount equal to 30% of the Consideration paid to such holder(s). See "Important Tax Information" below.

                    IMPORTANT TAX INFORMATION

     Under U.S. federal income tax law, a holder delivering Shares for exchange is required to provide the Company with the holder's correct TIN on the enclosed Substitute Form W-9 or
otherwise   establish   a   basis  for  exemption   from   backup
withholding. Generally, if the holder is an individual, the TIN is the holder's social security number. If the Company is not provided with the correct TIN, the holder may be subject to a $50 penalty, as well as various other penalties, imposed by the Internal Revenue Service. In addition, payments made to the holder with respect to such Shares may be subject to backup withholding.

     Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by writing "Exempt" on Substitute Form W-9, Part 2. A foreign individual may qualify as an exempt recipient or other payee by submitting to the Company a properly completed Internal Revenue Service Form W-8, Certificate of Foreign Status (or Form W-8 BEN), or a similar statement signed under penalty of perjury, attesting to the holder's exempt status. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

     If backup withholding applies, the Company is required to withhold 30% of any payment made to the holder or other payee. Backup withholding is not an additional federal income tax. Rather, the amount withheld will be credited against the federal income tax liability of persons subject to backup withholding. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service provided that the required information is timely furnished to the Internal Revenue Service.

Purpose of Substitute Form W-9

     To prevent backup withholding on payments that are made to a holder with respect to the Certificate(s) surrendered, the holder is required to provide the Company with either: (i) the holder's correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on Substitute Form W-9 is correct (or that the holder is awaiting a TIN) and that (A) the holder has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of failure to report all interest or dividends or (B) the Internal Revenue Service has notified the holder that he or she is no longer subject to backup withholding; or (ii) an adequate basis for exemption.

What Number to Give the Company

     The holder is required to give the Company the TIN (e.g., social security number, individual taxpayer identification number or employer identification number) of the record owner of the
Shares. If the Shares are held in more than one name, consult the attached "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

Certificate of Awaiting Taxpayer Identification Number

     If the tendering holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, check the box "Awaiting TIN" provided in Part 2 on Substitute Form W-9, sign and date the form and the Certificate of Awaiting Taxpayer Identification Number and return them to the Company . If such certificate is completed and the Company is not provided with the TIN within 60 days, it will withhold 30% of all payments made thereafter until a TIN has been provided.

            TO BE COMPLETED BY ALL HOLDERS OF SHARES
(See Instruction 9 and "Important Tax Information" on this Letter of Transmittal)

    SUBSTITUTE     Part 1-PLEASE PROVIDE       Social Security
     Form W-9      YOUR TIN IN THE BOX AT          Number
Department of the  RIGHT AND CERTIFY BY              OR
     Treasury      SIGNING AND DATING             Employer
 Internal Revenue  BELOW.                      Identification
     Service                                       Number


                   Name as shown on account (if joint, list
                   first and circle name of the person or entity
Payer's Request    whose number you enter above).
for Taxpayer       Name (Please Print)
Identification
Number ("TIN")     Address
and Certification

                   City             State             Zip Code

                   Part 2-Awaiting TIN     ?
Part 3-CERTIFICATION-UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT (1) the number shown on this form is my correct TIN (or a TIN has not been issued to me but I have mailed or delivered an application to receive a TIN or intend to do so in the near future), (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete.

Signature                        Date

You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reported interest or dividends on your tax return and you have not been advised by the IRS that such backup withholding has been terminated.

  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
    WITHHOLDING.  PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR
  CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                FORM W-9" FOR ADDITIONAL DETAILS.

       YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
        CHECKED THE BOX IN PART 2 OF SUBSTITUTE FORM W-9

     CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under the penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 30% of all reportable payments made to me thereafter will be withheld until I provide a number.


           Signature                            Date


     GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                  NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.-Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table will help determine the number to give the payer.

For this type of   Give the        For this type of      Give the
account:           SOCIAL          account:              EMPLOYER
                   SECURITY                              IDENTIFICATI
                   number of-                            ON
                                                         number of-
1.An individual's  The             8.Sole                The owner1
account            individual         proprietorship
                                      account
2.Two or more      The actual      9.A valid trust,      Legal entity
individuals        owner of the       estate, or         (Do not
(joint account)    account or,        pension trust      furnish the
                   if combined                           identifying
                   funds, any                            number of
                   one of the                            the personal
                   individuals1                          representati
                                                         ve or
                                                         trustee
                                                         unless the
                                                         legal entity
                                                         itself is
                                                         not
                                                         designated
                                                         in the
                                                         account
                                                         title.)4
3.Husband and      The actual      10.   Corporate       The
wife (joint        owner of the       account            corporation
account)           account or,
                   if joint
                   funds, either
                   person1
4.Custodian        The minor2      11.   Religious,      The
account of a                          charitable, or     organization
minor (Uniform                        educational
Gift to Minors                        organization
Act)                                  account
5.Adult and minor  The adult or,   12.   Partnership     The
(joint account)    if the minor       account held in    partnership
                   is the only        the name of the
                   contributor,       business
                   the minor1
6.Account in the   The ward,       13.   Association,    The
name of guardian   minor, or          club, or other     organization
or committee for   incompetent        tax-exempt
a designated       person3            organization
ward, minor, or
incompetent
person
7. a. The usual      The grantor-    14.   A broker or     The broker
revocable savings  trustee1           registered         or nominee
trust account                         nominee
(grantor is also
trustee)
   b. So-called      The actual      15.   Account with    The public
trust account      owner1             the Department of  entity
that   is not a                       Agriculture in
legal or valid                        the name of a
trust under State                     public entity
law                                   (such as a State
                                      or local
                                      government,
                                      school district,
                                      or prison) that
                                      receives
                                      agricultural
                                      program payments

(1)     List first and circle the name of the person whose number
  you furnish.
(2)     Circle  the  minor's name and furnish the minor's  social
  security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)     List  first  and  circle the name  of  the  legal  trust,
  estate, or pension trust.
Note:     If no name is circled with there is more than one name,
    the  number  will be considered to be that of the first  name listed.
Obtaining a Number                  issue.
If  you  don't have a taxpayer
identification number or you Payments of dividends and don't know your number, obtain patronage dividends not Form SS-5, Application for a generally subject to backup Social Security Number Card, withholding include the
or  Form SS-4, Application for     following:
Employer        Identification
Number, at the local office of      Payments    to    nonresident
the       Social      Security       aliens      subject       to
Administration or the Internal       withholding  under   section
Revenue Service and apply  for       1441.
a number.                           Payments    to   partnerships
                                     not  engaged in a  trade  or
Payees   Exempt  from   Backup       business  in  the  U.S.  and
Withholding                          which  have  at  least   one
Payees  specifically  exempted       nonresident partner.
from backup withholding on ALL      Payments     of     patronage
payments      include      the       dividends  where the  amount
following:                           received  is  not  paid   in
                                     money.
 A corporation.                     Payments   made  by   certain
 A financial institution.            foreign organizations.
 An  organization exempt  from
  tax under section 501(a), Payments of interest not or an individual retirement generally subject to backup
  plan.                            withholding    include     the
 The   United  States  or  any     following:
  agency   or  instrumentality
  thereof.                          Payments   of   interest   on
 A   State,  the  District  of       obligations    issued     by
  Columbia,  a  possession  of       individuals.    Note:    You
  the  United States,  or  any       may  be  subject  to  backup
  subdivision               or       withholding     if      this
  instrumentality thereof.           interest  is  $600  or  more
 A   foreign   government,   a       and  is  paid in the  course
  political subdivision  of  a       of   the  payer's  trade  or
  foreign government,  or  any       business  and you  have  not
  agency   or  instrumentality       provided    your     correct
  thereof.                           taxpayer      identification
 An              international       number to the payer.
  organization or any  agency,      Payments     of    tax-exempt
  or instrumentality thereof.        interest (including  exempt-
 A    registered   dealer   in       interest   dividends   under
  securities   or  commodities       section 852).
  registered in the U.S. or  a      Payments     described     in
  possession of the U.S.             section  6049(b)(5) to  non-
 A   real   estate  investment       resident aliens.
  trust.                            Payments      on     tax-free
 A     common    trust    fund       covenant     bonds     under
  operated  by  a  bank  under       section 1451.
  section 584(a).                   Payments   made  by   certain
 An      exempt     charitable       foreign organizations.
  remainder trust, or  a  non-
  exempt  trust  described  in     Exempt payees described  above
  section 4947(a)(1). should file Form W-9 to avoid An entity registered at all possible erroneous backup
  times  under the  Investment     withholding.  FILE  THIS  FORM
  Company Act of 1940.             WITH  THE PAYER, FURNISH  YOUR
 A  foreign  central  bank  of     TAXPAYER        IDENTIFICATION
NUMBER, WRITE "EXEMPT" ON  THE     (3)    Criminal  Penalty   for
FACE  OF THE FORM, AND  RETURN     Falsifying
IT   TO  THE  PAYER.   IF  THE     Information.-Falsifying
PAYMENTS     ARE     INTEREST,     certifications or affirmations
DIVIDENDS, OR PATRONAGE may subject you to criminal DIVIDENDS, ALSO SIGN AND DATE penalties including fines
THE FORM.                          and/or imprisonment.
                                   FOR   ADDITIONAL   INFORMATION
 Certain  payments other  than     CONTACT YOUR TAX CONSULTANT OR
interest,    dividends,    and     THE INTERNAL REVENUE SERVICE.
patronage dividends, that  are
not   subject  to  information
reporting are also not subject
to  backup  withholding.   For
details,  see the  regulations
under sections 6041, 6041A(a),
6045, and 6050A.

PRIVACY   ACT  NOTICE.-Section
6109  requires most recipients
of   dividends,  interest,  or
other    payments   to    give
taxpayer        identification
numbers  to  payers  who  must
report  the payments  to  IRS.
IRS   uses  the  numbers   for
identification       purposes.
Payers   must  be  given   the
numbers   whether    or    not
recipients  are  required   to
file tax returns.  Payers must
generally  withhold   30%   of
taxable   interest,  dividend,
and certain other payments  to
a payee who does not furnish a
taxpayer identification number
to a payer.  Certain penalties
may also apply.

Penalties
(1)   Penalty for  Failure  to
Furnish               Taxpayer
Identification Number.-If  you
fail  to furnish your taxpayer
identification  number  to   a
payer,  you are subject  to  a
penalty  of $50 for each  such
failure unless your failure is
due  to  reasonable cause  and
not to willful neglect.

(2)   Civil Penalty for  False
Information  With  Respect  to
Withholding.-If  you  make   a
false   statement   with    no
reasonable basis which results
in  no  imposition  of  backup
withholding, you  are  subject
to a penalty of $500.


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